Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Exhibit 10.3
[Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the company if publicly disclosed.]
TRANSFER AGENT SERVICES AGREEMENT
This Services Agreement, dated as of February 11, 2022 (this “Agreement”) is between BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. (“Broadridge”), with offices at 51 Mercedes Way, Edgewood, NY 11717, and WSHARES BITCOIN FUND (“Client”), having its principal office at 2 Park Ave, 20th Floor, New York, NY 10016.
WHEREAS, pursuant to a trust agreement (the “Trust Agreement”) between the Client and Delaware Trust Company, as trustee, the Client will, from time to time, issue for purchase and redeem shares of the Client (the “Shares”); and
WHEREAS, Broadridge desires to perform the Transfer Agent Services (as defined in Paragraph 1 below) on behalf of Client, and Client wishes Broadridge to perform such Transfer Agent Services, upon the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Broadridge and Client, intending to be legally bound, do hereby agree as follows:
1)          DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
“Administrator” means the entity appointed by the Trust to act as administrator of the Trust, together with its permitted successors and assigns. Initially, the Administrator shall be UMB Fund Services, Inc.
“Bitcoin Holdings” means the value of bitcoin, as determined by reference to the Bitcoin Reference Rate, and cash held by the Trust less the Trust’s expenses and other liabilities, determined in accordance with the Trust Agreement.
“Bitcoin Holdings per Share” means the Trust's Bitcoin Holdings divided by the number of outstanding Shares.
“Bitcoin Reference Rate” means the CME CF BRR or, if the CME CF BRR ceases to be published, the rate determined in accordance with the cascading rules set forth in the Trust Agreement.
“Business Day” means any day other than a Saturday or a Sunday on which the New York Stock Exchange is scheduled to be open for business.
“Cash Custodian” means the entity appointed by the Trust to act as cash custodian of the Trust, together with its permitted successors and assigns. Initially, the Cash Custodian shall be UMB Bank, N.A.
“CME CF BRR” means the Chicago Mercantile Exchange Bitcoin Reference Rate.

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Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

“DTC Participant” ” means a direct participant in DTC, such as a bank, broker, dealer or trust company.
“Redemption Date” means the last Business Day of each month.
“Redemption Order” means a written notice delivered by a holder of Shares to the Administrator and the Transfer Agent, in accordance with the Trust Agreement, in connection with a redemption of its Shares, the form of which is attached to the Registration Statement.
“Registration Statement” means a registration statement of the Trust under the Securities Act of 1933, as amended, to register the Trust’s Shares as filed with the Securities and Exchange Commission from time to time, as the same may at any time and from time to time be amended or supplemented.
2)          SERVICES.  Broadridge will perform the transfer agent and registrar services described below and in Exhibit A (collectively, the “Transfer Agent Services”) for, at the direction of, and on behalf of Client, for the fees set forth in Exhibit A.
a)
Effective on the date Transfer Agent Services hereunder commence (the “Effective Date”), Broadridge is hereby appointed sole transfer agent and registrar of the Shares now or hereafter issued by the Client, and is hereby authorized to provide, and agrees to provide, those Transfer Agent Services described herein and in the Trust Agreement, including without limitation:

i.
in connection with the issuance of the Shares, upon being furnished with a sufficient sum to pay any original issue taxes, to record and register “book entry” Shares bearing the manual or facsimile signatures of the said officers of Client authorized by Client (in the Trust Agreement  or otherwise) to sign Share certificates and to state that the issuance of such Shares have been duly authorized by the Client, in such names and in such amounts as Client may direct in writing signed by an authorized officer of Client and such Shares shall be considered validly issued, fully paid, and non-assessable, and in the case of book-entry Shares to be registered in the name of The Depository Trust Company (“DTC”) or Cede & Co. (“Cede”), as nominee of DTC, to hold such Shares as custodian for DTC;

ii.
to make and register transfers, from time to time, of any issued and/or outstanding Shares of Client which may hereafter be issued, and of any “book entry” Shares issued in exchange therefore, upon surrender thereof for transfer properly endorsed or accompanied by a separate instrument of  assignment, accompanied by evidence satisfactory to Broadridge of the payment of any applicable transfer tax, and accompanied by such documents and fees as Broadridge may deem necessary, and upon cancellation of such Shares to record and register the issuance of new Shares for an equivalent number of units of such Shares and to deliver said Shares to or upon order of the person entitled thereto; for the avoidance of doubt, so long as the Shares are held through DTC, Broadridge shall not be required to register any transfers of the Shares as the Shares shall be held solely in the name of Cede as nominee of DTC;

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iii.
to issue and register a new certificate or certificates of the Shares in lieu of lost, destroyed, stolen certificate or certificates of the Shares upon the written order of an authorized officer of the Client, and upon the giving of a bond or indemnity satisfactory to the Client, protecting the Client from any loss; and

iv.
in connection with the redemption of the Shares by any Holder, Broadridge shall process properly completed Redemption Orders that have been physically delivered to Broadridge (and which have been electronically copied to the Administrator; provided, however, that Broadridge shall not be responsible for confirming whether such copies have been forwarded electronically to the Administrator).  Broadridge shall review complete Redemption Orders, which shall include the following information (with it being understood that Broadridge may reject any Redemption Order submitted that does not contain complete information with respect to the following):

•	Name of Investor
•	Name of DTC Participant
•	DTC Participant #
•	DTC Participant Contact details (address, email, phone number, point of contact, etc.)
•	Number of Shares being redeemed
•	CUSIP #
•	Wire instructions for payment of cash consideration
•	Medallion Signature Guarantee

On the Business Day prior to the Redemption Date, Broadridge will (i) approve a DWAC instruction received with respect to any Shares for which a properly completed Redemption Order has been submitted and for which the number of Shares submitted via DWAC matches the number of Shares stated in the applicable Redemption Order, (ii) process a transfer of the applicable Shares into an account on Broadridge’s books and records registered in the name of the redeeming DTC Participant, and (iii) provide a report to the Administrator and the Sponsor detailing the Shares that were withdrawn from DTC broken down by DTC Participant. On the Redemption Date, (i) Broadridge shall cancel and retire the Shares registered in the applicable DTC Participant’s name and provide a report to the Sponsor and the Administrator detailing the cancelled Shares broken down by DTC Participant, and (ii) the Administrator will provide the Bitcoin Holdings per Share to Broadridge.  On the Business Day following the Redemption Date, Broadridge will (ii) use the Bitcoin Holdings per Share as of the Redemption Date to calculate payment (Shares redeemed by DTC Participant x Bitcoin Holdings per Share) to each redeeming DTC Participant, and (ii) provide a report to the Sponsor and the Administrator detailing the cash value of the redeemed Shares for each DTC Participant.  Two Business Days following the Redemption Date, Broadridge will send a letter of instruction to the Cash Custodian indicating how much to pay and which DTC Participant to pay in respect of its redeemed Shares.

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Client acknowledges and agrees that the Transfer Agent Services provided by Broadridge in connection with redemptions are dependent on timely receipt by Broadridge of accurate and complete (i) Redemption Orders from the applicable DTC Participants and (ii) the Bitcoin Holdings per Share confirmation from the Administrator, and Broadridge shall be excused from any failure to meet its obligations to provide or cause to be provided timely Transfer Agent Services with respect to redemptions to the extent a DTC Participant and/or the Administrator fails to provide timely, accurate and complete documentation referenced in (i) or (ii) above to Broadridge as reasonably necessary for the provision of such Transfer Agent Services.
b)
Broadridge shall create, update and maintain the original Shares books, transfer books, and the Register (as defined in the Trust Agreement) for all Shares of Client. The Shares books, transfer books, the Register and any records related to the Transfer Agent Services shall be kept and maintained by Broadridge for a period of at least six (6) years or such longer period as required by applicable law, and Broadridge shall use reasonable care to prevent the loss or destruction of such records.  Broadridge shall only destroy records at the direction of the Client. Broadridge shall permit Client’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records maintained pursuant to this Agreement, take such steps as necessary to verify that satisfactory internal control system and procedures are in place, and visit and inspect the systems relating to the Transfer Agent Services, all at such times as Client may reasonably request. Client shall reimburse Broadridge for all reasonable expenses incurred in connection with any such inspection.

c)	[Reserved]
d)	[Reserved]
e)
Broadridge shall maintain and manage, as agent for the Client, such accounts as Broadridge shall deem necessary for the performance of its duties under this Agreement.  Notwithstanding anything contained herein to the contrary, with respect to cash deposited with Broadridge by or on behalf of Client, in no event shall Broadridge invest any such cash, including without limitation, in any money market mutual fund, cash deposit product, or other cash investment vehicle (each, a “Sweep Vehicle”).

f)
Broadridge shall provide Client and DTC with such information in its possession relating to the Transfer Agent Services that the Client or DTC may reasonably request from time to time in the format reasonably requested by Client or DTC, as applicable.

g)
From time to time at the request of the Client, delivering notices or other information or documentation (in each case, prepared by the Client) to the Shareholders through DTC for distribution by DTC to the DTC participants in accordance with policies and procedures of DTC for book entry only Shares.

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h)
Broadridge shall provide reporting to the Client, the Administrator and, if so requested by an authorized officer of the Client from time to time, the SEC or any applicable listing exchange or quoting market, confirming the debits processed, credits processed, the cede posting, and the outstanding balance of Shares on a daily and monthly basis or such other frequency to be mutually agreed upon by the Broadridge and the Client in writing.

i)
In connection with such appointment, after the date hereof but prior to the Effective Date, Client shall have provided to Broadridge, which shall be a condition to Broadridge commencing transfer agent services:

i.	A certificate of the Client certifying the capital structure of Client, including the authorized, outstanding and treasury Shares of Client;
ii.	Specimens of the signatures of the officers of Client authorized to sign written instructions and requests; and
iii.
A copy of the Certificate of Formation and Trust Agreement of Client and, on a continuing basis, copies of all material amendments to the Certificate of Formation and Trust Agreement made after the date of this Agreement (such amendments to be provided promptly after such amendments are made).

j)
Transfer Agent Services relating to corporate actions such as stock splits, stock dividends, secondary offerings, private placements, tender offers, mergers, acquisitions, rights offerings, and any other corporate actions, whether ongoing at the Effective Date, or initiated after such date, and any functions related to fund activities such as fund accounting, Net Asset Valuation calculations (NAV) and beneficial custody of cash or shares (other than as custodian for Cede & Co.) are not included under this Agreement.  Services required by legislation or regulatory mandates which become effective after Broadridge’s appointment as transfer agent shall not be part of this Agreement.  Such services and the fees related thereto will be set forth in a mutually agreeable addendum hereto.

k)
Cooperate with, and provide any information in its possession that is reasonably requested by, the Client’s auditor and/or Administrator in connection with the Client’s preparation of tax statements for the Client and the holders of Shares.

l)
Deliver to DTC participants, as identified by DTC as the Shareholder for the book-entry only Shares, such communications as Client may from time to time identify as required by law or as Client may reasonably request, as further described pursuant to the Streetlink Services Schedule included in Exhibit B hereto for the fees set forth in Exhibit B hereto.

3)          TERM AND TERMINATION.  The initial term of this Agreement shall be for the period commencing on the execution date of this Agreement and ending twenty-four (24) months after the Effective Date (the “Initial Term”).  At the end of the Initial Term, and at the end of each Renewal Term (as defined below), if applicable, this Agreement will automatically be renewed for successive one-year periods (each, a “Renewal Term”) unless otherwise terminated in accordance with this Agreement.

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This Agreement may be terminated without penalty (i) by Broadridge upon not less than ninety (90) days' written notice to Client (which notice may be waived by Client), or (ii) by Client (a) after discovery of a material breach of this Agreement and Broadridge’s failure to cure such material breach within thirty (30) days after receipt of written notice of such material breach, or (b) upon not less than sixty (60) days' written notice to Broadridge (which notice may be waived by Broadridge).  Broadridge’s and Client’s continuing obligations under this Agreement, including under Section 6 (Limitation of Liability, Indemnity and Reliance) and Section 9 (Confidentiality and Data Security), shall survive the termination or expiration of this Agreement.   Upon the termination of this Agreement or the liquidation of Client, Broadridge shall deliver any records of Client in the form maintained by Broadridge (to the extent permitted by applicable license agreements) to Client or person(s) designated by Client, at Client's cost and expense.
4)          FEES AND INVOICING.  The fees applicable to the Transfer Agent Services, are set forth in Exhibit A (the “Fees”).  Client agrees to pay the Fees within thirty (30) days after its receipt of an invoice from Broadridge.  If Client fails to pay any amounts due under this Agreement that are not subject to a good faith dispute within thirty (30) days after the due date therefor, Client shall, upon demand, pay interest at the rate of 1-1/2% per month (but in no event more than the highest interest rate allowable by law) on such delinquent amounts from the due date until the date of payment.  Client shall be responsible for, and shall pay to Broadridge all reasonable, documented out of pocket expenses incurred by Broadridge in connection with performing the Transfer Agent Services as set forth in Exhibit A, including certain out of pocket expenses to be paid in advance, such as postage and transportation costs; provided however that (i) Client shall not be responsible for any expenses incurred by Broadridge as a result of Broadridge’s fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under this Agreement, and (ii) the prior written consent of Client shall be required prior to the incurrence of any individual expenses that are (x) not specifically itemized in Exhibit A and (y) are greater than $2,500.  If Client fails to pay undisputed Fees for a period of one hundred and twenty (120) days or more, Broadridge retains the right to delay any Transfer Agent Services requested by Client until the outstanding balance has been paid in full; provided however that in the event that Client has not paid such undisputed Fees for a period of ninety (90) days, Broadridge will provide written notice of such non-payment to Client.  In the event that any Fees are disputed, Client shall, on or before the due date, pay all undisputed amounts due hereunder and notify Broadridge in writing of any disputed charges for Fees which it is disputing in good faith.  In the event that any out of pocket expenses are disputed, Client shall, on or before the due date, pay all undisputed out of pocket expenses due hereunder and notify Broadridge in writing of any disputed charges for out of pocket expenses which it is disputing in good faith.  The parties shall confer with each other in good faith to try to find a consensual resolution to any disputed charges.  In the event that such parties are unable to resolve any such disputed charges after a reasonable period of time, then either party may seek an order of a court of competent jurisdiction to resolve such dispute.
5)          TAXES.  Client shall pay any and all taxes applicable to the provision of Transfer Agent Services in connection with this Agreement, excluding taxes based on Broadridge’s net income.

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6)	LIMITATION OF LIABILITY, INDEMNITY AND RELIANCE.
a)
Broadridge may rely upon and shall be fully protected and held harmless in acting or refraining from acting in good faith reliance upon: (i) any written or oral instructions, representations or certifications received from any person it believes in good faith to be an officer, authorized agent, employee or shareholder of Client; (ii) written advice, opinions, or instructions received from Client’s or Broadridge’s legal counsel; (iii) any information, records and documents provided to Broadridge by a former transfer agent or registrar of Client; (iv) the authenticity of any signature (manual, facsimile or electronic transmission) appearing on any writing or communication; and (v) on the conformity to original of any copy.

b)
Client shall protect, indemnify and hold harmless Broadridge, its current and former directors, officers, employees and affiliates (each an “Indemnified Person”) from and against any and all claims, liability, costs, loss, damages, charges and judgments, including reasonable counsel fees and expenses (collectively, “Losses”) arising in connection with Broadridge’s good faith performance of its duties under this Agreement except to the extent that any such Losses arose out of, or were imposed upon such Indemnified Person as a result of its fraud, willful misconduct, bad faith, violation of applicable laws or gross negligence in the performance, or from the reckless disregard by it, of its obligations and duties under this Agreement.  Broadridge will provide to Client written notice of any such claim promptly upon Broadridge becoming aware of such claim (it being understood that any failure to timely provide such notice shall not relieve Client of its indemnification obligations except to the extent defense of any such claim is actually prejudiced as a result of such delay).  Broadridge agrees to reasonably cooperate with Client, at Client’s expense, in the investigation and defense of each such claim.

c)
Client shall have the authority to defend and/or settle any such claim; provided, however, that Client will not consent to the entry of any judgment or enter into any compromise or settlement with respect to any indemnified claim without the prior written consent of Broadridge unless such judgment, compromise or settlement: (a) provides for the payment by Client of money as sole relief for the claimant; (b) results in the full and general release of Broadridge from all liabilities arising or relating to, or in connection with, the indemnified claim; and (c) involves no finding or admission of any violation of applicable law or the rights of any person or entity by Broadridge.  Broadridge may participate in the defense and settlement of any indemnified claim, at Broadridge’s own expense, with counsel of Broadridge’s own choosing.

d)
Broadridge’s aggregate liability for any and all damages arising from or relating to any and all claims and causes of action in connection with the Transfer Agent Services provided under this Agreement, shall not exceed (i) in the case of gross negligence or fraud, the lesser of (1) $500,000, or (2) the amount of actual damages incurred by Client, and (ii) in all other cases, the lesser of: (1) the amount of actual damages incurred by Client; and (2) an amount equal to the Fees (excluding pass-through charges) paid by Client to Broadridge (x) during the Initial Term, from the date of this Agreement to the date of such loss and (y) during any Renewal Term, during the twenty-four (24) month period prior to such loss, and shall constitute Client’s sole monetary remedy.

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Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

e)
IN NO EVENT WILL BROADRIDGE OR CLIENT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING LOST PROFITS, DAMAGE TO REPUTATION OR LOST SAVINGS), EVEN IF FORESEEABLE OR EVEN IF BROADRIDGE OR CLIENT, AS APPLICABLE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

f)
This Section allocates the risks under this Agreement between Broadridge and Client and is viewed by the parties as an integral part of the business arrangement between them.  The pricing and other terms and conditions of this Agreement and any Schedule hereto reflect this allocation of risk and the limitations specified herein.

7)	REPRESENTATIONS AND WARRANTIES.
a)	Each of Broadridge and Client represent and warrant to each other, on behalf of itself, that:
i)
it is a duly organized and validly existing corporation or other entity in good standing (as applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged;

ii)
it has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement; and

iii)
it has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

b)
Broadridge hereby represents and warrants to Client that it possesses, and will maintain, all licenses, registrations, authorizations and approvals required by any governmental agency, regulatory authority or other party necessary for it to perform the Transfer Agent Services.

8)	BROADRIDGE WEBSITES.
a)
In connection with receiving the Transfer Agent Services, Client and its authorized users may be granted access to a website owned by or under Broadridge’s control (a “Broadridge Website”).  Client shall use, and shall cause its authorized users to use, any Broadridge Website solely to receive the Transfer Agent Services and for no other purpose.  Client shall not disclose any website passwords to any person other than its authorized employees and agents.

b)
Client acknowledges that any Broadridge Website, including, without limitation, the information available on or through such website, is the property of Broadridge, or its licensors, and is protected by copyrights, trademarks, service marks, international treaties and/or other proprietary or intellectual property rights and laws of the United States and other countries.

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Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Client agrees to abide by all applicable copyright and other laws, and shall not modify, copy, distribute, transmit, display, publish, sell, license, create derivative works or otherwise use any information available on or through such website for commercial or public purposes.  All future rights in and to patents, copyrights, trademarks, service marks, trade secrets, know-how and other proprietary rights of any type under the laws of any governmental authority, domestic or foreign, including rights in and to all applications and registrations relating to any Broadridge Website shall, as between Client and Broadridge, at all times be and remain the sole and exclusive property of Broadridge.
c)
EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN, BROADRIDGE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE TRANSFER AGENT SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.  ALL OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED BY BROADRIDGE AND WAIVED BY CLIENT.  BROADRIDGE DOES NOT WARRANT THAT THE OPERATION OF ANY BROADRIDGE WEBSITE WILL BE UNINTERRUPTED OR ERROR FREE.

9)	CONFIDENTIALITY AND DATA SECURITY.
a)
In connection with the Transfer Agent Services and any contemplated Transfer Agent Services, each party is expected to exchange certain information with the other (the providing party, the “Provider” and the receiving party, the “Receiver”), which may include information relating to trade secrets, systems, procedures, confidential reports, customer lists, cost information, pricing information, security procedures, shareholder lists, commission schedules, sales and/or trading strategies, computer software and tapes, programs, source codes and financial information (“Confidential Information”).  The Receiver agrees that it shall use the same degree of care as the Receiver uses with respect to its own Confidential Information of like importance, but no less than reasonable care, to avoid unauthorized disclosure or use of any of the Provider’s Confidential Information.  The Receiver may disclose the Confidential Information to its employees, agents and affiliates who in the Receiver’s commercially reasonable judgment have a specific and demonstrable need to know such Confidential Information solely in connection with performing the Transfer Agent Services and who are subject to confidentiality obligations materially consistent with this Agreement.  The Receiver shall have the right to disclose Confidential Information as necessary for compliance with any legal or regulatory requirement, including court order, statute, law, rule, regulation, subpoena or other similar requirement of a competent governmental body, exchange organization or other regulatory authority; provided, however, the Receiver making such required disclosure shall first notify the Provider (to the extent legally permissible) and shall afford the Provider a reasonable opportunity to seek confidential treatment if it wishes to do so.

b)
Nothing contained herein shall in any way restrict or impair the Receiver’s right to use, disclose or otherwise deal with: (i) Confidential Information, other than Personal Information, which at the time of its disclosure is part of the public domain by publication or otherwise; (ii) Confidential Information which the Receiver can show was in its possession, or the possession of any parent, subsidiary or affiliate, at the time of disclosure and which was not acquired, directly or indirectly, under any obligation of confidentiality to the Provider; (iii) Confidential

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Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Information which is independently acquired or developed by the Receiver or any parent, subsidiary or affiliate without violation of the Receiver’s obligations hereunder; or (iv) aggregated and/or statistical data (excluding third party licensed data) created or received in the course of providing Transfer Agent Services, provided that any such use does not disclose the Provider’s identity or any Personal Information.  Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, Client may (i) reference Broadridge and summarize the material terms of this Agreement in any offering or marketing documents (including, without limitation, any registration statement) related to an offering of the Shares by the Client to potential investors, and (ii) file the form of this Agreement as an exhibit to any registration statement related to an offering of the Shares by the Client to potential investors.
c)
Personal Information provided by or on behalf of Client to Broadridge shall also be deemed Confidential Information hereunder.  “Personal Information” means information that can be used to identify or is related to an identified person, including without limitation, name, address, contact information, age, gender, income, marital status, finances, health, employment, social security number and trading or voting activity or history, but shall not include publicly available information.

d)
With respect to any Personal Information provided by Client to Broadridge, and for so long as such Personal Information is in the possession of or under the control of Broadridge, Broadridge agrees to undertake and maintain security procedures, including administrative, technical and physical safeguards, which are reasonably designed to: (i) ensure the security and confidentiality of Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of Personal Information;  (iii) protect against unauthorized access to or use of Personal Information; and (iv) protect against unauthorized access to or use of such Personal Information in connection with its disposal.  Broadridge shall not use Personal Information, except in connection with providing the Transfer Agent Services under this Agreement.  Broadridge represents and warrants that it has a written comprehensive information security program that complies with laws and regulations applicable to Broadridge.

e)
Broadridge acknowledges that it shall have no right of ownership, title or ownership interest in or to any of Client’s Confidential Information.  Client acknowledges that Broadridge will not be restricted in its use of ideas, concepts, know-how, methodologies, techniques, suggestions, ideas, enhancement requests, feedback, recommendations or other information provided by Client or any third party relating to the Transfer Agent Services acquired or learned in the course of activities hereunder.

f)
To the extent Broadridge processes Personal Information that would constitute EU Personal Data as defined under Regulation (EU) 2016/679 (General Data Protection Regulation), Broadridge will comply with the provisions of the Broadridge GDPR Annex, found at https://www.broadridge.com/GDPR-Annex by using password ICS54903.

10)	Anti-Money Laundering.
a)
Broadridge hereby certifies that it has in place an Anti-Money Laundering (“AML”) program designed to deter, detect, and intercept financial crime (including, but not limited to, money laundering and terrorist financing).

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Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Broadridge represents and warrants that (i) it has not, nor has any person or entity controlling, controlled by, or under common control with it, been accused, charged (either administratively or criminally), convicted, or fined for any violation related to U.S. AML laws or sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”), and (ii) it is not, nor is any person or entity controlling, controlled by, or under common control with it: (I) on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or (II) a senior foreign political figure or a member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure.  Broadridge agrees that it has received and reviewed a copy of Client’s AML program and that it will at all times comply with the requirements thereof.  Broadridge hereby agrees to provide any AML policies or procedures to Client for review upon request.
11)	MISCELLANEOUS.
a)
Each party shall be responsible for complying with all laws, rules and governmental regulations applicable to it, including without limitation, the rules and regulations of the SEC and any applicable exchange organization, quoting market or regulatory authority.  Client shall be responsible for any use it may make of the Transfer Agent Services to assist it in complying with such laws, rules and governmental regulations, and Broadridge shall not have any responsibility relating thereto (including, without limitation, advising Client of Client’s responsibilities in complying with any laws, rules or governmental regulations affecting Client’s business).  Client hereby acknowledges that Broadridge will be unable to perform the Transfer Agent Services unless Client performs in a timely manner its obligations hereunder and pursuant to the rules and regulations of the SEC and any other applicable exchange organization, quoting market or regulatory authority.

b)
Client acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement.  This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter, including without limitation, any non-disclosure agreements between the parties.  This Agreement shall not be modified in any way except by a writing signed by both parties.

c)
In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes; provided however that such party shall, to the extent possible, take commercially reasonable actions to remedy such event and resume operations and performance of its obligations under this Agreement as promptly as practicable under the circumstances.  Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

d)	This Agreement may not be assigned by Client without the prior written consent of Broadridge, which consent shall not be unreasonably withheld.

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The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.
e)
If any provision of this Agreement (or any portion hereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.  The headings in this Agreement are intended for convenience of reference and shall not affect their interpretation.

f)
All notices shall be in writing and shall be forwarded by registered or certified mail and sent to Broadridge and Client at the addresses set forth on the first page of this Agreement or to any other address designated in writing hereafter.  Any notice to (i) Broadridge shall be sent to 51 Mercedes Way, Edgewood, NY 11717, Attention: President and shall include a copy to Broadridge Financial Solutions, Inc., 5 Dakota Drive, Suite 300, Lake Success, New York, 11042, Attention: General Counsel, and (ii) Client shall be sent to c/o Wilshire Phoenix Funds LLC, 2 Park Ave 20th Floor, New York, NY 10016, Attention: Head of Wilshire Phoenix Funds.

g)
Each of Broadridge and Client represents that the individual executing this Agreement on its behalf are duly authorized by all necessary action to execute this Agreement on its behalf.  This Agreement may be executed in one or more counterparts, each of which shall be original, but all of which taken together shall constitute a single agreement.  This Agreement shall be governed in all respects by the laws of the State of New York applicable to agreements wholly to be executed and to be performed therein.

h)
The Transfer Agent Services are intended for use in the United States.  Broadridge makes no representation that the Transfer Agent Services are appropriate or available for use outside the United States, and access to the Transfer Agent Services from territories where the Transfer Agent Services are illegal is prohibited.  Client is responsible for compliance with all local laws in connection with its use of the Transfer Agent Services.

i)
Neither party shall have the right to use the other party’s name or marks in any public statement or writing which is intended, or would reasonably be expected, to harm the other party or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the other party.

j)	It is expressly understood and agreed by Broadridge that:
i)
this Agreement is executed and delivered on behalf of the Client by Wilshire Phoenix Funds LLC, as the Sponsor (the “Sponsor”) of the Client, not individually or personally, but solely as Sponsor of the Client in the exercise of the powers and authority conferred and vested in it;

ii)
the representations, covenants, undertakings and agreements herein made on the part of the Client are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Client;

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Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

iii)
nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Client either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

iv)
under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Client or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Client under this Agreement or any other related document.

[ signature page follows ]

13
Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth below by the duly authorized representatives of the parties hereto.

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.	WSHARES BITCOIN FUND

	By:	Wilshire Phoenix Funds LLC, not in its individual capacity but solely as Sponsor

By:	By:
Name and Title:	Name and Title:
Date:	Date:

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Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Exhibit A
[REDACTED]

A-1
Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

Exhibit B
Streetlink Services
1)
Services.  Broadridge has the ability to print and mail documents with additional inserts (if necessary).  Database of names and addresses of employees and analysts will be delivered to Broadridge by client or its designated agent.

a)	Included Features:
i.	Duplicate elimination of shareholder names & addresses
ii.	Two-week lead time is required for production of first Streetlink report
iii.	Clients will deliver text of document in agreed upon format to Broadridge Production – Broadridge will sort, fold and apply postage to each document
iv.	Mailing: Broadridge will convert 5-digit zip codes to 9-digit zip codes and data will be sorted in zip code order and mailed according to client’s instructions
v.	NOBO is available only upon completion of mailing, upon request.
b)	Streetlink Self Mailer
i.	Broadridge will create, print and address a two page (Duplex) or four page (Quad) Document.
ii.	Jobs under 50,000 mail within four (4) business days of client approval providing files have been loaded.
a.	Registered files load two (2) business days after record date.
b.	Beneficial records load three (3) business days after record date.
iii.	Jobs over 50,000 require four (4) days to mail.
iv.	Broadridge will provide document template. Provide document in MS Word for best results. Formatting the document prior to sending to Broadridge eliminates the [REDACTED] formatting fee.
v.	Within 48 hours after receiving template from client, Broadridge will provide a proof to the client for review via a PDF file or fax.
vi.	Client PDF or faxes any necessary edits back to Broadridge.
vii.	Final PDF file and/or hard copy sent to client.
viii.	Approval to print must be given to Broadridge by client to initiate mailing.
ix.	Four days after client’s approval, the mailing process will begin.
c)	Streetlink Process for Documents Provided by Client
i.	Broadridge will spray (“inkjet”) shareowner names and addresses on envelopes or self-mailers supplied by an external printer.
ii.	Before final printing is completed, samples of material must be forwarded to Broadridge for testing on production equipment.

B-1
Document Number: 65602 Broadridge Confidential

Broadridge Corporate Issuer Solutions, Inc. 51 Mercedes Way Edgewood, NY 11717

iii.	All material should have a logo/company name only. No return addresses. Broadridge will inkjet appropriate return address.
iv.	Broadridge will inkjet and mail self-mailer jobs under 50,000 within four (4) business days of receipt of material. Jobs that exceed 50,000 require four (4) business days to mail.
v.	Envelope jobs and tabs require a second step process and will require four (4) days to mail. Broadridge may use buc slips with a window envelope or inkjet a plain envelope at our discretion.
2)	Fees.
[REDACTED]

B-2
Document Number: 65602 Broadridge Confidential